Exhibit 6.13

STOCK SUBSCRIPTION AND PURCHASE AGREEMENT

THIS STOCK SUBSCRIPTION AND PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of August 31, 2017 by and between HIGHTIMES HOLDING CORP., a Delaware corporation (the “Company”) and SCOTT MCGOVERN, an individual (the “Investor”).

W I T N E S S E T H:

WHEREAS, the Company has entered into a definitive stock purchase agreement dated as of December 27, 2016, as amended and restated (the “Purchase Agreement”) with Trans-High Corporation, a New York corporation (“Trans-High”) and existing holders of the capital stock of Trans-High (the “Trans-High Stockholders”), pursuant to which, inter alia, the Company acquired 100% of the capital stock of Trans-High on February 4, 2017; and ;

WHEREAS, the Investor desires to purchase from the Company, and the Company desires to sell to the Investor, the “Subject Shares” (hereinafter defined), all upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, all references in this Agreement to “U.S.” shall mean the United States and all references to “dollars” or “$” shall mean United States dollars.

NOW, THEREFORE, in consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.	SALE AND PURCHASE OF THE SUBJECT SHARES AND REPRESENTATIONS BY PURCHASER

A.	Sale and Purchase of Subject Shares

1.1       Sale of Subject Shares. Subject to the terms and conditions hereinafter set forth, the Investor hereby agrees to purchase from the Company, and the Company agrees to sell, transfer, convey and assign (collectively, “Transfer”) to the Investor, an aggregate of Two Hundred and Ninety Nine Thousand, One Hundred and Ten (299,110) shares of Class A Common Stock of the Company (the “Subject Shares”).

1.2       Purchase Price. The Purchase Price for the Subject Shares is one tenth of one cent ($.001) per share (the “Per Share Purchase Price”). Accordingly, the purchase price for all Subject Shares shall be the sum of Two Hundred Ninety-Nine and 11/100 ($299.11) Dollars (the “Purchase Price”). Such Purchase Price is payable by check or wire transfer of immediately available funds to Company, as set forth below.

1.3       Deliveries by Investor. Upon execution of this Agreement, in addition to the payment of the Purchase Price set forth in Section 1.2 above, and connection with the Investor’s subscription the Subject Shares, the Investor should:

1.       Date, Complete and Sign (i) the Investor Signature Page to this Subscription Agreement.

2.       Email this Agreement together with Investor’s check in the amount of the Purchase Price to:

The Company at:

Hightimes Holding Corp.
5514 Wilshire Boulevard
Los Angeles, CA
Email: adam@hightimes.com
Attention: Adam E. Levin, CEO

3.       If Investor is paying the Purchase Price by wire transfer, you should send a wire transfer for the exact U.S. dollar amount of the Purchase to the Company in accordance with the following instructions:

Bank:	Bank of America.
ABA/Routing #:	121000358
Account Name:	Hightimes Holding Corp.
Swift Code:	BOFAUS3N
Account #:	325069605121
Beneficiary:	Hightimes Holding Corp.

B.	Representations and Warranties by the Investor

1.9       The Investor recognizes that (a) the purchase of the Subject Shares involves a high degree of risk. Such risks including, but not limited to, the following: (a) Trans-High and its Subsidiaries may never achieve their anticipated growth and profitability, (b) an investment in the Company is highly speculative, and only Persons who can afford the loss of their entire investment should consider investing in the Company and the Subject Shares; (c) the Investor may not be able to liquidate his its investment; (d) the other risks associated with the Business of Trans-High and its Subsidiaries, as reflected in the Purchase Agreement,, the Schedules thereto and other information made available to the Investor.

1.10       The Investor meets the requirements of at least one of the suitability standards for an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D, and as set forth on the Investor Certification attached hereto.

1.11       The Investor hereby acknowledges and represents that (a) the Investor has knowledge and experience in business and financial matters, prior investment experience, including investment in securities that are non-listed, unregistered and/or not traded on a national securities exchange or the Investor has employed the services of a “purchaser representative” (as defined in Rule 501 of Regulation D), attorney and/or accountant to read all of the documents furnished or made available by the Company both to the Investor and to all other prospective Investors in the Subject Shares to evaluate the merits and risks of such an investment on the Investor’s behalf; (b) the Investor recognizes the highly speculative nature of this investment; and (c) the Investor is able to bear the economic risk that the Investor hereby assumes.

1.12       The Investor hereby acknowledges receipt of this Agreement an employment agreement, dated of even date herewith between Trans-High and the Investor and such other documents and agreements as Investor deemed necessary (collectively, the “Transaction Documents”), and has received any additional information from the Company or Trans-High that the Investor has requested, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company and Trans-High concerning the Company, Trans-High and its Subsidiaries.

1.13       In making the decision to invest in the Subject Shares the Investor has relied solely upon the information provided by the Company and the Company in this Agreement and in the other Transaction Documents. To the extent necessary, the Investor has retained, at its own expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase of the Subject Shares hereunder. The Investor disclaims reliance on any statements made or information provided by any person or entity in the course of Investor’s consideration of an investment in the Subject Shares other than this Agreement.

1.14       The Investor understands that the Subject Shares have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act that depends, in part, upon the Investor’s investment intention and investment qualification. In this connection, the Investor hereby represents that the Investor is purchasing the Subject Shares for the Investor’s own account for investment and not with a view toward the resale or distribution to others; provided, however, that nothing contained herein shall constitute an agreement by the Investor to hold the Subject Shares for any particular length of time and the Company acknowledges that the Investor shall at all times retain the right to dispose of its property as it may determine in its sole discretion, subject to any restrictions imposed by applicable law. The Investor, if an entity, further represents that it was not formed for the purpose of purchasing the Subject Shares.

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1.15       The Investor consents to the placement of a legend on any certificate or other document evidencing the Subject Shares that such securities have not been registered under the Securities Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. The Investor is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such Subject Shares.

1.16       The Investor hereby represents that the address of the Investor furnished by Investor on the omnibus signature page hereof is the Investor’s principal residence if Investor is an individual or its principal business address if it is a corporation or other entity.

1.17       Such Investor understands that the Subject Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Subject Shares as principal for its own account and not with a view to or for distributing or reselling such Subject Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Subject Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Subject Shares in violation of the Securities Act or any applicable state securities law.

1.18       The Investor represents that the Investor has full power and authority to execute and deliver this Agreement and to purchase the Subject Shares. This Agreement constitutes the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

1.20       The Investor acknowledges that certain information contained in this Agreement or otherwise made available to the Investor may be deemed to be confidential and non-public and agrees that all such information shall be kept in confidence by the Investor and neither used by the Investor for the Investor’s personal benefit (other than in connection with this subscription) nor disclosed to any third party for any reason, notwithstanding that a Investor’s subscription may not be accepted by the Company; provided, however, that (a) the Investor may disclose such information to its affiliates and advisors who may have a need for such information in connection with providing advice to the Investor with respect to its investment in the Company so long as such affiliates and advisors have an obligation of confidentiality, and (b) this obligation shall not apply to any such information that (i) is part of the public knowledge or literature and readily accessible at the date hereof, (ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision) or (iii) is received from third parties without an obligation of confidentiality (except third parties who disclose such information in violation of any confidentiality agreements or obligations, including, without limitation, any subscription or other similar agreement entered into with the Company).

II.       REPRESENTATIONS BY AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Investor that:

2.1       Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own and use its properties and its assets and conduct its business as currently conducted. The Company is not in violation of any of the provisions of their respective articles of incorporation, by-laws or other organizational or charter documents, including, but not limited to the Charter Documents (as defined below). The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not result in a direct and/or indirect (i) material adverse effect on the legality, validity or enforceability of any of the Subject Shares and/or this Agreement, (ii) material adverse effect on the results of operations, assets, business, condition (financial and other) or prospects of the Company, or (iii) material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”).

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2.2       Capitalization. Capitalization and Ownership of the Company. As at the date of this Agreement the Company is authorized to issue an aggregate of 55,000,000 shares of its capital stock, $0.0001 par value per share, of which (i) 50,000,000 shares are designated as common stock, with 40,000,000 shares designated as Class A voting common stock (“Class A Common Stock”) and 10,000,000 shares designated as Class B non-voting common stock (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”), and (ii) 5,000,000 shares designated as preferred stock (the “Preferred Stock”) which may be issued in one or more series containing such rights, preferences and privileges as the board of directors of the Company may, from time to time, designate. As at the date of this Agreement, an aggregate of 10,169,746 shares of Class A Common Stock are issued and outstanding, and no shares of Class B Common Stock have been issued. The Subject Shares, when issued, will be free and clear of all pledges, liens, encumbrances and other restrictions (other than those arising under federal or state securities laws as a result of the issuance of the Subject Shares. The issue and sale of the Subject Shares will not result in a right of any holder of Company securities to adjust the exercise, exchange or reset price under such securities. The Company has made available to the Investor true and correct copies of the Company’s Certificate of Incorporation, and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”).

2.3       Authorization; Enforceability. The Company has all corporate right, power and authority to enter into, execute and deliver this Agreement and each other agreement, document, instrument and certificate to be executed by the Company in connection with the consummation of the transactions contemplated hereby, including, but not limited to this Agreement and to perform fully its obligations hereunder and thereunder. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization execution, delivery and performance of this Agreement by the Company has been taken. This Agreement has been duly executed and delivered by the Company and each constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The Subject Shares are duly authorized and, when issued and paid for in accordance with the applicable this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of all Encumbrances other than restrictions on transfer provided for in this Agreement. The issuance and sale of the Subject Shares contemplated hereby will not give rise to any preemptive rights or rights of first refusal.

2.4       No Conflict; Governmental Consents.

(a)       The execution and delivery by the Company of this Agreement, the issuance and sale of the Subject Shares and the consummation of the other transactions contemplated hereby or thereby do not and will not (i) result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect, (ii) conflict with or violate any provision of the Company’s Certificate of Incorporation (the “Certificate”), as amended or the Bylaws, (and collectively with the Certificate, the “Charter Documents”) of the Company, and (iii) conflict with, or result in a material breach or violation of, any of the terms or provisions of, or constitute (with or without due notice or lapse of time or both) a default or give to others any rights of termination, amendment, acceleration or cancellation (with or without due notice, lapse of time or both) under any agreement, credit facility, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which any of them is bound or to which any of their respective properties or assets is subject, nor result in the creation or imposition of any Liens upon any of the properties or assets of the Company.

(b)       No approval by the holders of Company Common Stock, or other equity securities of the Company is required to be obtained by the Company in connection with the authorization, execution, delivery and performance of this Agreement or in connection with the authorization, issue and sale of the Subject Shares except as has been previously obtained.

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(c)       No consent, approval, authorization or other order of any governmental authority or any other person is required to be obtained by the Company in connection with the authorization, execution, delivery and performance of this Agreement or in connection with the authorization, issue and sale of the Subject Shares and, upon issuance, the Subject Shares.

2.5       Consents of Third Parties. No vote, approval or consent of any holder of capital stock of the Company or any other third parties is required or necessary to be obtained by the Company in connection with the authorization, execution, deliver and performance of this Agreement or in connection with the authorization, issue and sale of the Subject Shares, except as previously obtained, each of which is in full force and effect.

2.6       Litigation. The Company knows of no pending or threatened legal or governmental proceedings against the Company or the Trans-High Group which could materially adversely affect the business, property, financial condition or operations of the Company or the Trans-High Group, or which materially and adversely questions the validity of this Agreement or the right of the Company to enter into this Agreement, or to perform its obligations hereunder and thereunder. Neither the Company nor the Trans-High Group is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could materially adversely affect the business, property, financial condition or operations of the Company or the Trans-High Group. There is no action, suit, proceeding or investigation by the Company or the Trans-High Group currently pending in any court or before any arbitrator or that the Company or the Trans-High Group intends to initiate. Neither the Company or the Trans-High Group nor any director or officer thereof, is or since the filing of the Registration Statement has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company or the Trans-High Group or any current or former director or officer of the Company or the Trans-High Group.

2.7       Compliance. Neither the Company nor the Trans-High Group is: (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or the Trans-High Group), nor has the Company or or the Trans-High Group received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters.

2.8       Regulatory Permits. The Company and the Trans-High Group possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”).

2.9       Disclosure. The information set forth in this Agreement as of the date hereof contains no untrue statement of a material fact nor omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

2.10       Investment Company. Neither the Company nor the Trans-High Group is an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

2.11       Brokers. Neither the Company nor any of the Company's officers, directors, employees or stockholders has employed or engaged any broker or finder in connection with the transactions contemplated by this Agreement and no fee or other compensation is or will be due and owing to any broker, finder, underwriter, placement agent or similar person in connection with the transactions contemplated by this Agreement. The Company is not party to any agreement, arrangement or understanding whereby any person has an exclusive right to raise funds and/or place or purchase any debt or equity securities for or on behalf of the Company.

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2.12       Intellectual Property; Employees.

(a)       The Company and the Trans-High Group owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).

(b)       To the Company’s knowledge, no employee of the Company or the Trans-High Group, nor any consultant with whom the Company or the Trans-High Group has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement and to the Company’s knowledge the continued employment by the Company or the Trans-High Group of its present employees, and the performance of the Company’s or the Trans-High Group’s contracts with its independent contractors, will not result in any such violation.

2.13       Title to Properties and Assets; Liens, Etc. The Company and the Trans-High Group has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in their respective financial statements, and good title to its leasehold estates, in each case subject to no Encumbrances, other than (a) those resulting from taxes which have not yet become delinquent; and (b) Encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company or the Trans-High Group; and (c) those that have otherwise arisen in the ordinary course of business, none of which are material. The Company and the Trans-High Group is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

2.14       Liabilities. The Company has not incurred any liabilities (contingent or otherwise) other than trade payables, accrued expenses and other liabilities incurred in connection with the transactions contemplated by the Purchase Agreement.

2.15       Disclosure. All disclosure furnished by or on behalf of the Company to the Investor in this Agreement regarding the Company and the Trans-High Group, its business and the transactions contemplated hereby is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

III.	CONDITIONS TO OBLIGATIONS OF THE EQUITY INVESTOR

3.1       The Investor’s obligation to purchase the Subject Shares at the Closing at which such purchase is to be consummated is subject to the fulfillment on or prior to such Closing of the following conditions, which conditions may be waived at the option of each Investor to the extent permitted by law:

(a)       Representations and Warranties; Covenants. The representations and warranties made by the Company in Section 2 hereof qualified as to materiality shall be true and correct as of the Initial Closing at all times prior to and on the Closing Date, except (i) to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, (ii) the representations and warranties made by the Company in Section 2 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the date of such Closing shall have been performed or complied with in all material respects.

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(b)       No Legal Order Pending. There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement or the Purchase Agreement.

(c)       No Law Prohibiting or Restricting Such Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person, which shall not have been obtained, to issue the Subject Shares (except as otherwise provided in this Agreement).

(d)       Required Consents. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Subject Shares and the consummation of the other transactions contemplated by this Agreement, all of which shall be in full force and effect.

(e)       Stockholders Agreement. The Investor shall be entitled to the rights granted to Stockholders pursuant to Sections 4.3, 4.4 and 4.5 of Article IV of the certain Stockholders Agreement, effective as of February 28, 2017, by and among (A) HIGHTIMES HOLDING CORP., a Delaware corporation; (B) the former stockholders of TRANS-HIGH CORPORATION, a New York corporation; (C) AEL IRREVOCABLE TRUST., a California trust established for the benefit of Adam E. Levin and other members of his family; and (D) the other Persons who have executed Stock Purchase Agreements under the designation “Investor Stockholders” on the signature pages of the Stockholders Agreement.

IV.       MISCELLANEOUS.

4.1       Indemnification.

(a)       The Company agrees to indemnify and hold harmless the Investor, from and against any and all loss, liability, damage or deficiency suffered or incurred by the Investor by reason of any misrepresentation or breach of warranty by the Company or, after any applicable notice and/or cure periods, nonfulfillment of any covenant or agreement to be performed or complied with by the Company under this Agreement, this Agreement; and will promptly reimburse the Indemnified Parties for all expenses (including reasonable fees and expenses of legal counsel) as incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim related to or arising in any manner out of any of the foregoing, or any action or proceeding arising therefrom (collectively, “Proceedings”), whether or not the Investor is a formal party to any such Proceeding.

(b)       If for any reason (other than a final non-appealable judgment finding the Investor liable for losses, claims, damages, liabilities or expenses for its gross negligence or willful misconduct) the foregoing indemnity is unavailable to the Investor or insufficient to hold the Investor harmless, then the Company shall contribute to the amount paid or payable by the Investor as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Investor on the other, but also the relative fault by the Company and the Indemnified Party, as well as any relevant equitable considerations.

4.2       Except as otherwise provided herein, this Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

4.3       This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Investor (other than by merger). Investor may assign any or all of its rights under this Agreement to any person to whom Investor assigns or transfers any Subject Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Subject Shares, by the provisions of this Agreement.

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4.4       This Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

4.5       Upon the execution and delivery of this Agreement by the Company and Investor and the consent of the Company, this Agreement shall become a binding obligation of the Company with respect to the sale and Transfer of the Subject Shares and of the Investor with respect to the purchase of Subject Shares as herein provided.

4.6       All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, United States, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, located in the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.

4.7       It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

4.8       The Company agrees to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

4.9       This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

4.10       Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

4.11       In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investor and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

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IN WITNESS WHEREOF, the Investor and the Company have caused this Subscription Agreement to be duly executed as of the date first written above.

HIGHTIMES HOLDING CORP.

By:	/s/ Adam E. Levin
Name:	Adam E. Levin
Title:	Chief Executive Officer

/s/ Scott McGovern
Scott McGovern

Subject Shares: 299,110

Shares of Class A Common Stock.

Purchase Price Per Share: $.001

Total Purchase Price: $299.11

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FORM OF INVESTOR QUESTIONNAIRE

HIGHTIMES HOLDING CORP.

For Individual Investors Only

(All individual Investors must INITIAL where appropriate. Where there are joint Investors both parties must INITIAL):

Initial SPM_	I certify that I have a “net worth” of at least $1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse. For purposes of calculating net worth under this paragraph, (i) the primary residence shall not be included as an asset, (ii) to the extent that the indebtedness that is secured by the primary residence is in excess of the fair market value of the primary residence, the excess amount shall be included as a liability, and (iii) if the amount of outstanding indebtedness that is secured by the primary residence exceeds the amount outstanding 60 days prior to the execution of this Subscription Agreement, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability.

Initial _SPM_	I certify that I have had an annual gross income for the past two years of at least $200,000 (or $300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

For Non-Individual Investors

(all Non-Individual Investors must INITIAL where appropriate):

Initial _______	The undersigned certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet either of the criteria for Individual Investors, above.

Initial _______	The undersigned certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least $5 million and was not formed for the purpose of investing in Company.

Initial _______	The undersigned certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment adviser.

Initial _______	The undersigned certifies that it is an employee benefit plan whose total assets exceed $5,000,000 as of the date of the Subscription Agreement.

Initial _______	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet either of the criteria for Individual Investors, above.

Initial _______	The undersigned certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.

Initial _______	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.

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Initial _______	The undersigned certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding $5,000,000 and not formed for the specific purpose of investing in Company.

Initial _______	The undersigned certifies that it is a trust with total assets of at least $5,000,000, not formed for the specific purpose of investing in Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

Initial _______	The undersigned certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of $5,000,000.

Initial _______	The undersigned certifies that it is an insurance company as defined in §2(a)(13) of the Securities Act of 1933, as amended, or a registered investment company.

/s/ Scott McGovern
SCOTT McGOVERN

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HIGHTIMES HOLDING CORP.

Investor Questionnaire

(Must be completed by Investor)

Section A - Individual Investor Information

EXACT Investor Name(s) in which securities are to be issued:

Individual executing Profile or Trustee:

Social Security Numbers / Federal I.D. Number:

Date of Birth: _________________ Marital Status: _________________

Joint Party Date of Birth:_________________

Investment Experience (Years): ___________

Annual Income: _________________

Net Worth: ________________

Home Street Address:

Home City, State & Zip Code: ________________________________________________________________________

Home Phone: ________________________ Home Fax: _____________________

Home Email: _______________________________

Employer: ________________________________________________________________________

Employer Street Address: ________________________________________________________________________

Employer City, State & Zip Code: ________________________________________________________________________

Bus. Phone: __________________________ Bus. Fax: _______________________

Bus. Email: ________________________________

Type of Business: ________________________________________________________________________

Please check if you are a FINRA member or affiliate of a FINRA member firm: _______

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Section B – Entity Investor Information

EXACT Investor Name(s) in which securities are to be issued:

Authorized Individual executing Profile or Trustee:

Social Security Numbers / Federal I.D. Number:

Investment Experience (Years): ___________

Net Worth: ________________

Was the Trust formed for the specific purpose of purchasing the Securities?

☐ Yes ☐ No

Principal Purpose (Trust)______________________________________

Type of Business: ________________________________________________________

Street Address: ________________________________________________________________________

City, State & Zip Code: ________________________________________________________________________

Phone: ________________________      Fax: ________________________

Email: __________________________

Please check if you are a FINRA member or affiliate of a FINRA member firm: _______.

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